UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Stephen R. Volk will be retiring from the Board of Directors of Consolidated Edison, Inc. (Con Edison) and the Board of Trustees of Consolidated Edison Company of New York, Inc. (Con Edison of New York), effective May 19, 2008, in accordance with the companies’ normal retirement policy for directors.

ITEM 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On April 17, 2008, Con Edison of New York’s Board of Trustees amended Section 8 of Con Edison of New York’s By-Laws to decrease the number of Trustees comprising the Board of Trustees to twelve from thirteen, effective May 19, 2008.

ITEM 8.01	Other Events.

O&R Electric Rate Joint Proposal

For information about regulatory matters relating to Orange and Rockland Utilities, Inc. (O&R), a wholly-owned subsidiary of Con Edison, including its November 2007 updated request to the New York State Public Service Commission (PSC) for an electric rate increase of $43.7 million, see Note B to the financial statements in Item 8 of Con Edison’s Annual Report on Form 10-K for the year ended December 31, 2007 (which information is incorporated herein by reference).

On April 18, 2008, O&R entered into a Joint Proposal with the PSC staff and other parties with respect to the rates O&R can charge its New York customers for electric service from July 2008 through June 2011. The Joint Proposal, which is subject to approval by the PSC, provides for electric rate increases of $15.6 million, $15.6 million and $5.7 million effective July 1, 2008, 2009 and 2010, respectively, and the collection of an additional $9.9 million during the 12-month period beginning July 1, 2010. The PSC is expected to consider the Joint Proposal in July 2008.

The Joint Proposal reflected the following major items:

•	an annual return on common equity of 9.4 percent;

•

most of any actual earnings above a 10.2 percent return on equity (based on actual average common equity ratio, subject to a 50 percent maximum) are to be applied to reduce regulatory assets for pension and other post-retirement benefit expenses;

•

deferral as a regulatory asset or regulatory liability, as the case may be, of the difference between actual pension and other post-retirement benefit expenses, environmental remediation expenses, property taxes, tax-exempt debt costs and certain other expenses and amounts for those expenses reflected in rates;

•

deferral as a regulatory liability of the revenue requirement impact (i.e., return on investment, depreciation and income taxes) of the amount, if any, by which actual transmission and distribution related capital expenditures are less than amounts reflected in rates;

•	deferral as a regulatory asset of increases, if any, in certain expenses above a 4 percent annual inflation rate, but only if the actual annual return on common equity is less than 9.4 percent;

•	potential negative earnings adjustment (revenue reductions) of approximately $2 million to $3 million annually if certain customer service and system reliability performance targets are not met;

•

implementation of a revenue decoupling mechanism under which actual energy delivery revenues would be compared, on a periodic basis, with the authorized delivery revenues with the difference accrued, with interest, for refund to, or recovery from, customers, as applicable;

•	continuation of the rate provisions pursuant to which the company recovers its purchased power costs from customers; and

•	withdrawal of the litigation O&R commenced seeking to annul the PSC’s March 2007 and October 2007 orders relating to O&R’s electric rates.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Con Edison of New York By-Law Amendment.

Exhibit 3.2	By-laws of Con Edison of New York, effective May 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: April 23, 2008